EXHIBIT 13.4


                     Federal Deposit Insurance Corporation
                              Washington, DC 20549

                                    FORM F-4

                        QUARTERLY REPORT UNDER SECTION 13
                     OF THE SECURITIES EXCHANGE ACT OF 1934



            For Quarter Ended Jun 1996 FDIC Certificate Number 27245



                                 FIRSTSOUTH BANK
                (Exact name of Bank as specified in its charter)

     North Carolina                                 56-1597145
(State of Incorporation)                  (I.R.S. Employer Identification)



                            2946 South Church Street
                                  P O Box 2957
                              Burlington, NC 27216
                    (address of principal executive offices)
                                   (zip code)


           Bank's telephone number, including area code (910) 570-6000
                                      None
         (Former name, former address and former fiscal year, if changed since last report)

Indicate the number of shares outstanding of each of the Bank's classes of common stock, as of the latest practicable date.
   Common Stock, $3.33 PAR VALUE                         1,835,841
                                                   (Shares outstanding as
                                                    of Jun 30, 1996)

                                 FIRSTSOUTH BANK

                                    FORM F-4

                                      INDEX





                                                                                                 PAGE

        ITEM 1.            Financial Statements (Unaudited)

                           Consolidated Balance Sheets Jun 30, 1996 and Dec 31, 1995                  1

                           Consolidated Statements of Operations
                           Three months ended Jun 30, 1996 and Jun 30, 1995                           2

                           Consolidated Statements of Operations
                           Year to date ended Jun 30, 1996 and Jun 30, 1995                           3

                           Statement of Changes in Stockholders' Equity
                           Year to date ended Jun 30, 1996 and Jun 30, 1995                           4

                           Statement of Cash Flows
                           Year to date ended Jun 30, 1996 and Jun 30, 1995                           5

         ITEM 2.           Management's Discussion and Analysis of Financial
                           Condition and Results of Operations                                        6


                           Signature                                                                  7


FIRSTSOUTH BANK

CONSOLIDATED
BALANCE SHEETS



                                                                       JUN 30,            DEC 31,
                                                                         1996             1995

ASSETS
Cash and due from banks                                               $   6,253,484    $   6,392,955
Interest-bearing deposits with other financial institutions               2,253,374        4,622,195
Federal funds sold                                                        4,000,000        1,375,000
Investment securities                                                    28,074,467       35,232,572
Stock in the Federal Home Loan Bank                                         508,000          430,700

Loans                                                                   131,799,100      116,166,005
Allowance for loan losses                                                (1,714,243)      (1,617,819)
     Net loans                                                          130,084,857      114,548,186

Bank premises and equipment, net                                          4,009,383        4,128,453
Other assets                                                              2,595,960        2,623,865
Total assets                                                          $ 177,779,524    $ 169,353,926


LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
     Noninterest-bearing demand                                       $  19,894,056    $  19,795,352
     Interest-bearing demand                                             30,029,481       29,118,200
     Savings                                                             10,724,773       10,077,904
     Time                                                                98,278,402       92,380,321
         Total deposits                                                 158,926,712      151,371,777

Advances from the Federal Home Loan Bank                                          0                0
Accrued expenses and other liabilities                                    1,728,726        1,836,015
     Total liabilities                                                  160,655,438      153,207,792

Shareholders' equity:
     Common stock, $3.33 par value. Authorized
     15,000,000 shares; issued 1,835,841 and
     1,813,090 respectively                                               6,119,409        5,755,783
     Paid -in capital                                                     9,270,508        8,013,011
     Retained earnings                                                    1,802,186        2,367,491
     Unrealized gain (loss) on securities available-for-sale                (68,017)           9,849
          Total shareholders' equity                                     17,124,086       16,146,134

           Total  liabilities and shareholders' equity                $ 177,779,524    $ 169,353,926

Stand-by letters of credit                                            $   1,109,798    $     429,748

Reflects a 5% stock dividend paid on April 15, 1996 to shareholders of record on April 1, 1996

                                      -1-


FIRSTSOUTH BANK

CONSOLIDATED
STATEMENT OF OPERATIONS



                                                                       Three Months Ended Jun 30,
                                                                     1996               1995

INTEREST INCOME

Interest and fees on loans                                           $2,970,973      $2,568,215
Interest on Federal funds sold                                           93,920          94,350
Interest on U.S. Treasury and Agency securities                         361,728         349,697
Interest on State and Local Government Securities                        34,780          19,994
Other securities                                                          7,947           6,349
Total interest income                                                 3,469,348       3,038,605

INTEREST EXPENSE

Interest on demand deposits                                             176,563         185,445
Interest on savings deposits                                             65,632          60,955
Interest on time deposits                                             1,285,609       1,099,278
Interest on other borrowings                                              6,927           6,430
Total interest expense                                                1,534,731       1,352,108

Net interest income                                                   1,934,617       1,686,497
Provision for loan losses                                                60,000          50,000
Net interest income after provision for loan losses                   1,874,617       1,636,497

NONINTEREST INCOME

Service charges on deposit accounts                                     210,962         187,250
Mortgage loan fees                                                       56,053          54,281
Other income                                                             37,519          52,310
     Total noninterest income                                           304,534         293,841

NONINTEREST EXPENSE
Salaries and employee benefits                                          692,916         625,596
Occupancy                                                               105,233         107,747
Furniture and equipment                                                 111,363         134,957
Other operating                                                         466,846         380,172
     Total noninterest expense                                        1,376,358       1,248,472

Income before income taxes                                              802,793         681,866
Income taxes                                                            279,000         246,203
 Net income                                                          $  523,793      $  435,663

     Net income per share                                            $     0.26      $     0.22

Reflects a 5% stock dividend paid on April 15, 1996 to shareholders of record on April 1, 1996.

                                      -2-


FIRSTSOUTH BANK
CONSOLIDATED
STATEMENT OF OPERATIONS



                                                                         Fiscal Year to Date Ended Jun 30,
                                                                             1996                  1995

INTEREST INCOME

Interest and fees on loans                                              $5,783,902               $4,911,018
Interest on Federal funds sold                                             169,672                  207,875
Interest on U.S. Treasury and Agency securities                            798,769                  702,193
Interest on State and Local Government Securities                           60,237                   44,783
Other securities                                                            15,818                   12,486
     Total interest income                                               6,828,398                5,878,355

INTEREST EXPENSE

Interest on demand deposits                                                342,293                  376,268
Interest on savings deposits                                               129,635                  124,788
Interest on time deposits                                                2,583,864                2,034,376
Interest on other borrowings                                                15,580                   14,889
     Total interest expense                                              3,071,372                2,550,321

Net interest income                                                      3,757,026                3,328,034
Provision for loan losses                                                  125,000                  105,000
Net interest income after provision for loan losses                      3,632,026                3,223,034

NONINTEREST INCOME

Service charges on deposit accounts                                        409,189                  366,912
Mortgage loan fees                                                         121,601                   87,558
Other income                                                                75,674                   96,658
     Total noninterest income                                              606,464                  551,128

NONINTEREST EXPENSE
Salaries and employee benefits                                           1,335,316                1,212,175
Occupancy                                                                  207,889                  204,590
Furniture and equipment                                                    237,426                  276,724
Other operating                                                            884,432                  794,619
     Total noninterest expense                                           2,665,063                2,488,108

Income before income taxes                                               1,573,427                1,286,054
Income taxes                                                               549,000                  464,203
 Net income                                                             $1,024,427               $  821,851

     Net income per share                                               $     0.52               $     0.43



reflects a 5% stock dividend paid on April 15, 1996 to shareholders of record on April 1, 1996.

FIRSTSOUTH BANK

STATEMENT OF STOCKHOLDERS' EQUITY

YEAR TO DATE JUN 30, 1996


                                                         Additional                                 Unrealized          Total
                                          Common           Paid-In             Retained             Gain (Loss)      Stockholders'
                                          Stock            Capital             Earnings            on Securities        Equity
                                      ----------------  ---------------      ---------------       ---------------   -------------


Balance Dec 31, 1995                    $  5,755,783        $  8,013,011       $  2,367,491        $      9,849        $ 16,146,134

Additional stock sales                        75,279             215,397
                                                                                                                            290,676

Net Income                                                                        1,024,427                               1,024,427

Cash dividend                                                                      (259,286)                               (259,286)

Stock Dividend                               288,347        $  1,042,100         (1,330,447)                                      0

Securities gain or loss                                                                                 (77,866)            (77,866)

Balance Jun 30, 1996                    $  6,119,409        $  9,270,508       $  1,802,185        $    (68,017)       $ 17,124,085





STATEMENT OF STOCKHOLDERS' EQUITY

YEAR TO DATE JUN 30, 1995



                                              Additional                          Unrealized             Total
                                  Common       Paid-In           Retained         Gain(Loss)         Stockholders'
                                   Stock       Capital           Earnings        on Securities           Equity
                             -------------- ----------------  ---------------   --------------     --------------

Balance Dec 31, 1994         $  5,628,034  $  7,684,637       $    965,268       $   (289,353)       $ 13,988,586

Additional stock sales             87,666       206,510                                                   294,176

Net income                                                         821,851                                821,851

Cash dividend                                                     (203,760)                              (203,760)

Securities gain or loss                                                               198,767             198,767

 Balance Jun 30, 1995        $  5,715,700  $  7,891,147       $  1,583,359       $    (90,586)       $ 15,099,620


STATEMENT OF CASH FLOWS

AS OF JUN 30, 1996




                                                                                         FISCAL YEAR TO DATE
                                                                                           ENDING JUN 30,
                                                                                        1996             1995


Operating Activities
  Net income                                                                         $  1,024,427     $    821,851

Adjustments to reconcile net income to net cash provided:
     Depreciation                                                                         200,000          217,134
     Amortization of premiums and discounts, net                                           31,286           46,605
     Unrealized gain (loss) AFS                                                            77,866         (301,163)
   Net deferred loan origination costs                                                    (43,255)         (22,344)
     Amortization of net deferred loan origination costs                                   15,817           14,749
     Provision for loan losses                                                            125,000          105,000
     Loss on sales of bank premises and equipment                                               0           13,079
     Deferred income tax provision                                                        (51,341)         (17,124)
     Increase in other assets                                                              32,511         (155,492)
     Increase in accrued expenses and other liabilities                                  (107,289)         435,202
          Total adjustments to reconcile net earnings to cash                             280,595         (335,646)

           Net cash provided (used by operating activity                                1,305,022        1,157,497

Investing Activities
     Purchase of investment securities                                                 (4,333,552)      (2,586,977)
     Proceeds from maturity of investments                                             11,305,205        3,506,381
     Net increase in loans from origination and principal repay                       (15,634,233)     (13,678,132)
     Purchase of bank premises and equipment                                              (34,194)        (199,533)
     Proceeds from sales of bank premises and equipment                                         0           30,000
          Net cash provided (used )by investing activities                             (8,696,774)     (12,988,261)


Financing  Activities
     Net increase in deposits                                                           7,554,935       5,,562,720
     Proceeds from FHLB Advances                                                                0                0
     Cash dividend paid  on common stock                                                 (259,286)        (203,760)
     Proceeds from sale of stock                                                          (77,866)         294,176
     Unrealized gain (loss) on AFS                                                        290,676         (198,767)
          Net cash provided by financing activity                                       7,508,459       19,361,378

Net increase cash and cash equivalents                                                    116,707        5,978,861
Cash and cash equivalents, beginning of period                                         12,390,150       14,840,493
 Cash and cash equivalents, end of period                                            $ 12,506,857     $  8,861,632
                                                                                     ============     ============
Supplemental cash flow disclosure:
     Interest paid year-to-date                                                      $  3,219,051     $  2,094,031



ITEM 2 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Results of Operations:

The second quarter of 1996 proved to be another period of significant growth and profitability for FirstSouth Bank. Net income increased 20% from the same period in 1995, and total assets increased 18% to $177.8 million. In addition to the strong financial performance during the second quarter, representatives from both FirstSouth and Centura have made great strides in the planning for the proposed merger of our two banks.

In anticipation of a proposed merger date of October 11, many significant decisions are being made to make the transaction for our customers and shareholders smooth and eficient. Centura has begun interviewing all of the FirstSouth employees in an effort to keep the FirstSouth staff intact. Where Centura's products and rates are more attractive, efforts have been made to offer these benefits to our customers in advance of the October 11 date.

During the second quarter, American National Bank and Trust Company in Danville, Virginia submitted an aggressive offer to acquire FirstSouth's Yanceyville branch office. With Danville being only 12 miles from Yanceyville, this acquisition will futher formalize the ties which have long existed between the Yanceyville and Danville communities. At the July meeting of the Board of Directors, the board voted to accept the offer from American National. The expected conversion date will coincide with the Centura conversion on October 11, 1996.

Despite the tremendous efforts required by both FirstSouth and Centura, FirstSouth remains committed to each of our customers and shareholders. The strong financial performance for the second quarter is evidence of this continuing commitment. Net income for the quarter ending June 30, 1996 was $523,793 compared with $435,663 for the second quarter in 1995. On a per share basis, FirstSouth Bank earned $.26 versus $.22 during the comparable quarter in 1995, an increase of 18%. Year -to-date net income totaled $1,024,427, a 25% increase over the $821,851 earned during the same six month period in 1995. Per share net income was $.52 versus $.43 in 1995, an increase or 21%. All per share amounts have been adjusted for the 5% stock dividend paid on April 15, 1996.

At June 30, 1996, total assets were $177.8 million, an increase of 18% from the $150.7 million reported a year earlier. Total loans increased 22%, while total deposits grew 18% to finish the quarter at $158.9 million. Shareholders' equity totaled $17.1 million at June 30, 1996, up from $15.1 million at June 30, 1995 and $16.7 million at December 31, 1995.

During the second quarter of 1996, the Board of Directors declared a quarterly cash dividend of $.07 per share for all shareholders on record as of July 31, to be paid on August 15, 1996.

Under requirements of the Securities Exchange Act of 1934, the bank has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            FirstSouth Bank

Date:  8/13/96                         By:   /s/ Nancy E Walker
                                            Nancy E Walker
                                            Assistant Vice President
                                           Cashier

Date: 8/13/96                          By:   /s/ David B Spencer

                                            David B Spencer
                                            Senior Vice President
                                            Chief Financial Officer